Exhibit 99.2

Acquisition of Eagle Point Refinery January 14, 2004

Safe Harbor Statement

This slide presentation should be reviewed in conjunction with the conference call held on January 14, 2004 at 10:00 am ET. You may listen to the audio portion of the conference call on this website or an audio recording will be available after the call's completion by calling 1 (800) 642-1687 and entering conference ID # 4982636.

Those statements made by representatives of Sunoco during the course of this conference call that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon a number of assumptions by Sunoco concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco's business prospects and performance, causing actual results to differ materially from those discussed during the conference call. Such risks and uncertainties include, by way of example and not of limitation: general business and economic conditions; competitive products and pricing; changes in refining, chemical and other product margins; variation in petroleum-based commodity prices and availability of crude oil supply or transportation; fluctuations in supply of feedstocks and demand for products manufactured; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation spending; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays, non-performance by major customers, suppliers or other business partners; and political and economic conditions including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sunoco's Third Quarter Form 10-Q, filed with the Securities and Exchange Commission on November 6, 2003. Unpredictable or unknown factors not discussed herein could also have material adverse effects on forward-looking statements. All forward-looking statements included in this conference call are expressly qualified in their entirety by the foregoing cautionary statements.

Sunoco undertakes no obligation to update any forward-looking statements whether as a result of new information or future events.

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Transaction Summary

- **150,000 BPD sweet crude refinery located in Westville, NJ – on the Delaware River across from Philadelphia, PA**
- **Processing units and logistics assets (described in Appendix slide A3) include:**
  - 55,000 BPD FCC (recently completed turnaround work)
  - 5,500 BPD Cumene Unit
  - substantial logistics assets (tankage, docks, truck racks)
  - pipeline connections to various regional distribution systems
- **Purchase Price of $111 MM plus:**
  - estimated inventory of $138 MM . . . (expected net working capital level of $100 MM)
  - no earn-out provision
  - funded by cash-on-hand
- **Option to purchase El Paso's one-third interest in Harbor Pipeline for an additional $7.3 MM**

3

4 barrel) per . . . to Refining costs sale $850 energy value for Northeast transportation system mix, offered and supply savings (Phenol) long-term be (approximately crude will Sunoco’s purchases overhead Chemicals (production, -sweet value with crude and significant acquisition Sunoco efficiencies L.P. on Refining offer have Drivers save expense for opportunities synergies for etc.) Value refining and Northeast source expenditure assets Logistics, optimize into opportunity cumene capital fits Low-cost Immediate Complex 0 0 0 0 Optimization efficiency, Logistics Sunoco Sunoco g g g

5 65 86 (40) .. $105 0 $ (1) Pre-tax Income Tax Expense Net Income (2) annual net production of 56 MMB average 2000-03 realized margins ($4.25/B) Sunoco synergies of $30 MM . . . longer-term opportunities for more EPS Key assumptions: 0 0 0 Estimated annual earnings: (1) Includes $6 MM of DD&A (2) Assumes 76 MM fully diluted shares; no acquisition interest expense Estimated Eagle Point Financial Contribution g g

Capital Spending Requirements

- **Ongoing capital needs of approximately $20 MM per year**
- **Tier II Gasoline**
  - no production constraints in 2004
  - synergy with Sunoco system (4X gasoline hydrotreater) . . . significant capital savings and low-cost compliance
- **Tier II Diesel**
  - effective June 2006
  - various options to be evaluated . . . Eagle Point has significant distillate hydrotreating capacity
- **Total Tier II capital requirements estimated at $100 MM (mostly 2005/06)**

6

7 significant and strategic, . . . Chemicals improvement accretive . . . immediately Sunoco for highly environment 20% system MLP for . . . acquisition to by value margin refinery base Northeast value has opportunities accretive refining have the acquisition projected the and our assets production price, in attractive Sunoco’s opportunities of into the timing expands fits synergy Logistics Cumene like Logical, synergistic 0 0 0 0 We the transaction Summary g

A1 Appendix

9 A2 Eagle Point Marcus Hook Philadelphia Toledo System Tulsa @ MMB margins 505 85 Refining 150 655 140 _ 225 880 330 (MB/D) Hook of refining Capacity Marcus in Point Production / NERC MCRC $1.00/B /share Refining Phila Eagle Toledo Tulsa Total Annual Each Sunoco’s $2.70

A3 20 tons per day 150,000 barrels per day 55,000 30,000 40,000 4,000 3,500 5,500 Unit Unit Connections to Harbor, Colonial, and Laurel Pipelines Crude Unit FCC Reformer Hydrotreater Alkylation Cat Poly Unit Cumene Sulfur Recovery Unit 8 million barrels of tankage 35,000 barrel per day gasoline and distillate truck racks Truck racks and railcar loadings for Asphalt, Cumene, Propane and Butanes Four docks on Delaware River Option for one-third interest in Harbor Pipeline Capacity of Key Processing Units: 0 0 0 0 0 0 0 0 Key Logistics Assets: 0 0 0 0 0 0 Eagle Point Key Operating Units g g

A4 Sunoco Northeast 48 31 10 4 7 100 Point 7 8 Product Yield, % 40 35 10 100 Eagle Eagle Point Production Profile Gasoline Middle Distillates Residual Fuel Petrochemicals Other

Sunoco Refining & Supply Statistics

	2000 Total	2001 Total	2002 Total	2003 9 Mos.	2000-03 Average
Total Refining and Supply*					
Income (Loss) (millions of dollars)	317	290	(31)	241	- -
Realized Wholesale Margin (per barrel of production available for sale) ($B)	5.05	4.77	2.83	5.00	4.37
Crude Inputs as Percent of Crude Unit Rated Capacity	92	94	95	98	95
Throughputs (thousand barrels daily)					
Crude Oil	673.3	687.7	689.9	718.1	690.5
Other Feedstocks	44.8	47.9	58.4	53.1	50.9
Total Throughput	718.1	735.6	748.3	771.2	741.4
Products Manufactured (thousand barrels daily)					
Gasoline	348.8	356.1	375.2	374.3	362.9
Middle Distillates	223.0	230.0	231.2	238.1	230.1
Residual Fuel	55.7	56.4	55.9	63.0	57.4
Petrochemicals	29.0	30.0	30.5	28.1	29.5
Lubricants	12.2	12.2	13.1	13.7	12.7
Other	79.4	82.5	73.4	83.7	79.5
Total Production	748.1	767.2	779.3	800.9	772.1
Less: Production Used as Fuel in Refinery Operations	36.0	37.0	37.0	37.9	36.9
Total Production Available for Sale	712.1	730.2	742.3	763.0	735.2
Capital Expenditures (millions of dollars)*	257	122	179	163	- -
Depreciation, Depletion and Amortization (millions of dollars)	159	150	153	121	- -

* Valued Added and Eastern Lubricants (sold in 2001) operational statistics not included.
Income (loss) from these operations, however, is included in Refining and Supply through 3Q00 when decision was made to discontinue.

A5

03 94 Average - 4.11 4.14 473.4 44.2 517.6 252.3 167.8 53.5 21.5 43.6 538.7 26.0 512.6 A6 2000 . 2003 Mos 4.96 5.99 98 46.5 58.9 20.8 46.7 26.9 493.4 539.9 262.3 171.7 560.4 533.5 9 (continued) 2002 Total 2.47 2.41 94 476.2 51.2 527.4 266.9 167.4 51.9 22.8 40.5 549.5 26.3 523.2 2001 Total 3.98 3.52 93 468.5 41.3 509.8 243.2 167.8 52.5 21.6 45.7 530.8 25.6 505.2 2000 5.24 5.10 91 38.5 52.2 20.5 42.1 25.5 Total 460.5 499.0 239.4 165.2 519.4 493.9 Sunoco Refining & Supply Statistics Northeast Refining System Realized Wholesale Margin (per barrel of production available for sale) ($B) Market Benchmark 6-3-2-1 ($/B) Crude Inputs as Percent of Crude Unit Rated Capacity Throughputs (thousand barrels daily) Crude Oil Other Feedstocks Total Throughput Products Manufactured (thousand barrels daily) Gasoline Middle Distillates Residual Fuel Petrochemicals Other Total Production Less: Production Used as Fuel in Refinery Operations Total Production Available for Sale

4Q03 Earnings

■	$0.50 to $0.60 per share

—	Planned maintenance at Philadelphia refinery

—	Weakening margins at end of quarter

—	Two environmental incidents in prior years
($ 8 MM after-tax)

A7